QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-60430, 333-38696, 333-76804 and 333-92232) and in the Registration Statements on Form S-3 (Nos. 333-87858, 333-111306 and 333-113353) of Allos Therapeutics, Inc. of our report dated March 16, 2005 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Denver, Colorado
March 16, 2005

QuickLinks

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM